Exhibit 4.6

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IN ACCORDANCE WITH THE TERMS HEREOF, AND IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED. THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS.

WARRANT TO PURCHASE COMMON STOCK

OF

ON DECK CAPITAL, INC.

Warrant No.: W-	Dated:

This certifies that             (the “Holder”), for value received, is entitled to purchase from On Deck Capital, Inc., a Delaware corporation (the “Company”), up to an aggregate             fully paid and nonassessable shares of common stock of the Company, par value $0.01 per share (the “Stock”), at a price of $         per share (the “Stock Purchase Price”), at any time or from time to time in accordance with the terms and conditions of this Warrant (the “Warrant”), but not later than 5:00 p.m. (New York time) on             (the “Expiration Date”). The Stock Purchase Price and the number of shares purchasable hereunder (wherever expressed herein as a particular number) are subject to adjustment as provided in Section 4 of this Warrant. This Warrant is one of a series of similar warrants being issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of             , among the Company and the other parties named therein (the “Purchase Agreement”). All Warrants issued under the Purchase Agreement are referred to herein, collectively, as the “Warrants.” The Holder, collectively with all Holders of other Warrants, are sometimes referred to collectively as the “Holders.”

This Warrant is subject to the following terms and conditions:

1. Exercise. This Warrant is exercisable at the option of the Holder at any time or from time to time on or after the date hereof but not later than the Expiration Date, for all or a portion of the shares of Stock which the Holder is entitled to purchase hereunder, by delivery to the Company of an exercise notice in the form of Exhibit A hereto (an “Exercise Notice”).

2. Payment; Certificates; Issuance of Stock.

2.1. Payment. The purchase rights under this Warrant may be exercised by the Holder, in whole or in part, by surrender of this Warrant at the principal office of the Company and by the payment to the Company by certified check or wire transfer in an amount equal to the aggregate purchase price of the shares being purchased.

1.

2.2. Net Issue Exercise. In the event that the fair market value (as defined below) of one share of Stock exceeds the Stock Purchase Price (at the date of such calculation as set forth below), then in lieu of exercising this Warrant pursuant to Section 2.1, the Holder may elect to receive shares of Stock equal to the value of the portion of this Warrant being exercised by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Stock computed using the following formula:

X= Y(A-B)

    A

where:	X =	the number of shares of Stock to be issued to the Holder;

	Y =	the number of shares of Stock as to which this Warrant is to be deemed to have been exercised

	A =	the fair market value of one share of Stock (at the date of such calculation); and

	B =	Stock Purchase Price (as adjusted to the date of such calculation).

2.3. Fair Market Value. For purposes of this Section 2, the “fair market value” of one share of Stock shall be determined as follows:

2.3.1. If the Stock is traded in the over-the-counter market or on an exchange, the fair market value of the Stock per share shall be the average of the closing bid and asked prices of the Stock in the over-the-counter market or the closing sale price quoted on any exchange on which the Stock is listed as published in The Wall Street Journal, in each case for the ten (10) trading days prior to the date of determination of fair market value; provided, however, that in the event that this Warrant is exercised pursuant to Section 2.2 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share of Stock shall be the per share offering price to the public of the Company’s initial public offering of its Common Stock.

2.3.2. If the Stock is not traded in the over-the-counter market or on an exchange, the fair market value of the Stock per share shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as reasonably determined by the Company’s Board of Directors in their sole discretion.

2.4. Upon any exercise of this Warrant, the Company shall issue and deliver to the Holder, shares of Stock as provided herein. The Company agrees that the shares of Stock to be purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares on the terms and conditions provided herein. Subject to the provisions of Sections 3 and 7, certificates for shares of Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company or the Company’s transfer agent at the Company’s expense within a reasonable time (but in no event more than ten days) after rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder, subject to the limitations contained in Sections 3, 6 and 7. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock and the provisions hereof will be modified to reflect the prior exercise(s) hereof.

2.

3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will be, upon payment of the Stock Purchase Price therefor and issuance thereof, duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Stock for such exercise. The Company will take all such action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Stock may be listed.

4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

4.1. Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares issuable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon exercise of this Warrant shall be proportionately reduced.

4.2. Certain Dividends and Distributions. In case the Company shall at any time declare or pay a dividend upon its Stock payable in shares of Stock, the Stock Purchase Price in effect immediately prior to such dividend shall be proportionately reduced and the number of shares issuable upon exercise of this Warrant shall be proportionately increased.

4.3. Issuance of Stock or Common Stock Equivalents below Reference Price.

4.3.1. If the Company shall at any time or from time to time prior to the exercise of this Warrant, issue or sell any shares of Stock or Common Stock Equivalents at a price per share of Stock that is less than the Reference Price (as defined below) then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Stock, in the case of the issuances of any Common Stock Equivalent, as equal to (i) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (ii) the number of shares of Stock initially underlying such Common Stock Equivalent), other than issuances of any Exempted Securities (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time), then, and in each such case, the Stock Purchase Price then in effect shall be reduced to the price determined by multiplying the Stock Purchase Price in effect on the day immediately prior to the Relevant Date by a fraction (1) the numerator of which shall be the sum of the number of shares of Fully Diluted Outstanding Stock (as defined below) as of the Relevant Date immediately prior to the issuance or sale plus the number of shares of Stock which the aggregate consideration received by the Company for the total number of such

3.

additional shares of Stock so issued would purchase at the Exercise Price on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Stock which the aggregate consideration received by the Company upon the issuance of such Common Stock Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Stock Purchase Price on the Relevant Date), and (2) the denominator of which shall be the sum of the number of shares of Fully Diluted Outstanding Stock as of the Relevant Date immediately prior to the issuance or sale plus the number of additional shares of Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised).

4.3.2. Such adjustment shall be made whenever such shares of Stock or Common Stock Equivalents are issued, and shall become effective retroactively (i) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Stock or Common Stock Equivalents, and (ii) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 4.3 shall only be made upon the issuance of such shares of Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised. Simultaneously with any adjustments to the Stock Purchase Price pursuant to this Section 4.3, the number of shares issuable upon exercise of this Warrant shall be proportionately increased, so that after such adjustment the aggregate Stock Purchase Price payable hereunder for the increased number of shares issuable upon exercise of this Warrant shall be the same as the aggregate Stock Purchase Price in effect immediately prior to such adjustment.

4.3.3. In case at any time any shares of Stock or Common Stock Equivalents or any rights or options to purchase any shares of Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Stock or Common Stock Equivalents or any rights or options to purchase any Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the “fair market value” (as defined in Section 2.3) of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

4.3.4. The following terms used in this Section 4.3 shall be construed to have the meanings set forth or referenced below:

“Common Stock Equivalent” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock, preferred stock or any other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to Company’s common stock or any Common Stock Equivalent.

“Fully Diluted Outstanding Stock” shall mean, as of any time of measurement, all shares of Stock outstanding, treating as outstanding all shares of Stock issuable upon conversion, exercise or exchange, as applicable, of all Common Stock Equivalents then outstanding.

“Reference Price” shall mean $            , subject to adjustment as provided herein.

4.

4.3.5. The provisions of this Section 4.3 shall not apply in the case of any event or other action in respect of which the provisions of Sections 4.1 or 4.2 shall apply.

4.4. Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder listed on the signature page hereto. The notice shall be signed by the Company’s chief executive officer and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.5. Other Notices. If at any time:

(a) the Company shall propose to declare any cash dividend upon its Stock;

(b) the Company shall propose to declare or make any dividend or other distribution to the holders of its Stock, whether in cash, property or other securities;

(c) the Company shall propose to effect any reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into another corporation in which the holders of Stock would receive any consideration for their shares of Stock, or any sale, lease or conveyance of all or substantially all of the assets of the Company; or

(d) the Company shall propose to effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the Holder at the address of the Holder listed on the signature page hereto, (i) at least 15 business days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, at least 30 days’ written notice of the date when the same shall take place. Upon the occurrence of an event described in clause (c), the Holder shall be entitled thereafter to receive upon exercise of this Warrant, as and when exercised, the kind and amount of shares of stock or other securities or assets which the Holder would have been entitled to receive after the occurrence of such event had this Warrant been exercised in full immediately prior to such event (assuming the entire amount of this Warrant was fully exercisable at such time); and in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions with respect to changes in and adjustments of the Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, or other securities or assets, thereafter deliverable upon the exercise of this Warrant. Unless the requirement is waived by the Requisite Holders (as defined in the Purchase Agreement), the Company will not effect any of the transactions described in clause (c) above unless, prior to the consummation thereof, each person (other than the Company) that may be required to deliver any cash, stock, securities or other assets upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Requisite Holders on behalf of all Holders, (x) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of any such

5.

transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (y) the obligation to deliver to the Holder such cash, stock, securities or other assets as such holder may be entitled to receive in accordance with the provisions of this Section 4. The provisions of this Section 4.5 shall similarly apply to successive transactions.

5. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

6. No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

7. Restrictions on Transferability., Compliance With Securities Act.

7.1. Restrictions on Transferability. This Warrant and the Stock issued hereunder (collectively, the “Securities”) shall not be transferable in the absence of registration under the Act or an exemption therefrom. If the Holder is an entity that was formed for the sole purpose of holding Securities or that has no substantial assets other than the Securities or other shares of capital stock of the Company, such Holder agrees that (a) shares of its capital stock or other instruments, certificates or documents reflecting equity interests in such entity (and the shares of capital stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Warrant on the transfer of securities as if such Stock or other equity interests were Securities or other shares of capital stock of the Company, as applicable, and (b) no shares of such capital stock or other equity interests may be transferred to any person or entity other than in accordance with the terms and provisions of this Warrant as if such capital stock or other equity interests were Securities.

7.2. Restrictive Legend. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, or any other interests or securities restricted hereby, shall be stamped or otherwise imprinted with the legends substantially in the following form (in addition to any legend required under applicable state securities laws), unless counsel shall advise the Company that any such legend is no longer required:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

6.

7.3. Transfer Restrictions. This Warrant may not be sold, or in any other way transferred, assigned, pledged, distributed, encumbered or otherwise disposed of, either voluntarily or involuntarily, directly or indirectly, without the written consent of the Company. Notwithstanding the immediately preceding sentence, any shares of capital stock of the Company when and if issued upon exercise of this Warrant shall be subject to the restrictions on transfer and such other terms and conditions as determined by the Company. This Warrant may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Warrant for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new warrant on similar terms will be issued to, and registered in the name of, the transferee.

7.4. Effect of Transfer. Subject to the provisions of Section 7.1 hereof and any other agreement relating to the transfer of this Warrant or Warrant Shares, the Holder may transfer all or any portion of this Warrant by surrendering this Warrant to the Company together with a completed assignment in the form attached hereto as Exhibit B. Upon such surrender, the Company shall deliver a new Warrant or Warrants to the person or persons entitled thereto and, if applicable, shall deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the balance of the shares of Stock subject to purchase hereunder. The term “Holder” as used herein shall include any transferee to whom this Warrant has been transferred in accordance with this Section 7.4.

8. Registration Rights. The shares of Stock purchasable hereunder constitute “Registrable Securities” as defined in the Ninth Amended and Restated Investors’ Rights Agreement, dated as of March 13, 2014, by and among the Company, the Holder and the other parties thereto, and shall be entitled to registration rights in accordance with such Agreement.

9. Modification and Waiver; No Impairment. This Warrant and any provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the Company and Holders                     holding percent (    %) of the shares of Stock issuable upon exercise of the warrants issued under the Purchase Agreement, assuming that all such warrants are exercised for cash (and not on a cashless basis). Prior to any such amendment, change or modification, the Company will not avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of commercially reasonable actions to protect the rights of the Holder of this Warrant against impairment.

10. Notices. All notices, demands, approvals, waivers, consents and other communications provided for or permitted hereunder shall be made in the manner provided for the making of Notices set forth in the Purchase Agreement.

11. Descriptive Headings, Governing Law and Jurisdiction. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly and exclusively lie in any federal or state court located in the State and City of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself or itself and in respect of his or its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful

7.

service of process against them, without necessity for service by any other means provided by statute or rule of court. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE HOLDER.

12. Lost Warrants or Stock Certificates. The Company represents and warrants to, and agrees with, the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

13. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share and notwithstanding anything to the contrary contained herein, round up the number of shares issuable to the Holder upon any exercise hereof to the next whole number.

14. Counterpart Signatures. This Warrant may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Warrant may be executed by facsimile signatures.

[SIGNATURE PAGE FOLLOWS.]

8.

IN WITNESS WHEREOF, the Company has caused this Warrant to, be executed by a duly authorized officer as of the date first indicated above.

ON DECK CAPITAL, INC.

By:

Name:

Title:

(Signature Page to On Deck Capital, Inc. Warrant)

EXHIBIT A

FORM OF EXERCISE NOTICE

(To be signed only upon exercise of Warrant)

To:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      (        ) shares of common stock of On Deck Capital, Inc. (the “Company”) and herewith [makes payment of                     Dollars ($        ) therefor [by wire transfer] [by delivery of the enclosed certified check]][elects to exercise this Warrant with respect to                     shares of Stock pursuant to the Net Issue Exercise provisions of Section 2.2 thereof] and requests that the certificates for such shares be issued in the name of, and delivered to,                     , whose address is                                                     .

By:

Name:

Title:

DATED:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

1.

EXHIBIT B

FORM OF ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED,                      hereby sells, assigns, and transfers unto                     a Warrant to purchase                      (        ) shares of common stock of On Deck Capital, Inc. (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

By:

Name:

Title:

Dated:

(Address)

1.